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                        FORTIS MASTERS VARIABLE ANNUITY
                       FORTIS BENEFITS INSURANCE COMPANY

                              FILE NO. 33-63799

    SUPPLEMENT DATED OCTOBER 8, 2004 TO THE PROSPECTUS DATED MAY 3, 2004.


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            SUPPLEMENT DATED OCTOBER 8, 2004 TO YOUR PROSPECTUS

Effective October 1, 2004 Northern Capital Management, LLC replaces The Dreyfus Corporation as sub-adviser to the Hartford MidCap Stock HLS Fund. Accordingly, all references in the prospectus to "The Dreyfus Corporation" are deleted and replaced "Northern Capital Management, LLC."

  THIS SUPPLEMENT SHOULD BE RETAINED WITH THE PROSPECTUS FOR FUTURE REFERENCE.

HV-4958